UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2009

Spongetech Delivery Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-100925	54-2077231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43 West 33rd Street, Suite 600
New York, New York 10001
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 594-4175

(Former name or former address, if changed since last report)

Copies to:
Louis A. Brilleman, Esq.
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (212) 709-8210
Fax: (212) 943-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 19, 2009, Spongetech Delivery Systems, Inc. (the “Company”) amended its Certificate of Incorporation to increase its authorized capital from 1,860,000,000 shares to 2,060,000,000 shares consisting of 2,000,000,000 shares of Common Stock having a par value of $0.001 per share, 20,000,000 shares of Class B Stock having a par value of $0.001 per share, and 40,000,000 shares of Preferred Stock having a par value of $0.001 per share.

The action had been approved on May 18, 2009 by Company stockholders holding a majority of the voting power by written consent in lieu of a meeting.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to Certificate of Incorporation of Spongetech Delivery Systems, Inc. filed on May 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spongetech Delivery Systems, Inc.

Date: May 20, 2009	By:	/s/ Steven Moskowitz
Steven Moskowitz
Chief Operating Officer and Chief Financial Officer